As filed with the Securities and Exchange Commission on February 6, 2008

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PARTICLE DRILLING TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	20-1563395 (I.R.S. Employer Identification No.)

5611 Baird Court Houston, Texas 77041 713-223-3031 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

J. Chris Boswell 5611 Baird Court Houston, Texas 77041 713-223-3031 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: W. Matthew Strock Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Aggregate Offering Price (1)(2)(3)(4)	Amount of Registration Fee
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Warrants
Subscription Rights (5)
Total	$20,000,000	$20,000,000	$786	(6)

(1)          Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.

(2)          This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion, exercise or settlement of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4)          The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(5)          Rights evidencing the right to purchase common stock or other securities.

(6)          The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 at the statutory rate of $39.30 per $1,000,000 of securities registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 6, 2008

PROSPECTUS

PARTICLE DRILLING TECHNOLOGIES, INC.

Common Stock,
Stock Purchase Contracts, Stock Purchase Units,
Warrants and Subscription Rights

Particle Drilling Technologies, Inc. may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial public offering prices of the securities offered under this prospectus will not exceed $20,000,000.

We will provide specific terms of these securities and the manner in which we will sell them in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed for trading on The NASDAQ Capital Market® under the symbol “PDRT.”  On February 5, 2008, the last reported sale price of our common stock on The NASDAQ Capital Market® was $1.98 per share.

You should carefully consider each of the factors described under “Risk Factors” beginning on page 4 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2008.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a prospectus supplement or make a sale pursuant to this prospectus or a prospectus supplement, we are not implying that the information is current as of the date of the delivery or sale.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplement will contain specific information about the terms of the offering and the securities being offered at that time.  In this prospectus, “Particle Drilling Technologies, Inc.,” the “company,” “we,” “us” or “our” refer to Particle Drilling Technologies, Inc., a Nevada corporation, and its subsidiary, except where otherwise indicated or required by context.

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information, or obtain copies (at prescribed rates) by mail from, the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.   We also post many of our SEC filings on our company website, http://www.particledrilling.com.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will result,” or words or phrases of similar meaning.

Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated under the caption “Risk Factors” in our SEC reports incorporated by reference in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this prospectus. They contain important information about us and our financial condition.

•                  Our Annual Report on Form 10-K for the year ended September 30, 2007.

•                  Our Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K) filed with the SEC on November 15, 2007 and December 11, 2007.

•                  The description of our common stock in our Registration Statement on Form 8-A/ A#3, as filed with the SEC on April 21, 2005.

Our SEC file number is 000-30819.

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(a) of the Securities Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K) between the initial filing of the registration statement of which this prospectus is a part and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or orally at the following address:

Particle Drilling Technologies, Inc.
5611 Baird Court
Houston, Texas 77041
Attention: Corporate Secretary
713-223-3031

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in our common stock. This prospectus contains information regarding our businesses and detailed financial information. You should carefully read this entire prospectus, including the historical financial statements and related notes, before making an investment decision.

In this prospectus, “Particle Drilling Technologies, Inc.,” the “company,” “we,” “us” or “our” refer to Particle Drilling Technologies, Inc., a Nevada corporation, and its subsidiary, except where otherwise indicated or required by context.

Our Company

Particle Drilling Technologies, Inc., a Nevada corporation, is a holding company organized on June 14, 2002 and was formerly known as MedXLink Corp. We changed our name to Particle Drilling Technologies, Inc. on January 25, 2005, following the merger on January 14, 2005 of our wholly-owned subsidiary with and into Particle Drilling Technologies, Inc., a Delaware corporation (“PDTI”). Prior to our acquisition of PDTI, we were a shell company. Currently our business consists of one segment and is conducted solely in the United States.

PDTI was formed in March 2004 for the purpose of raising capital and to acquire Particle Drilling, Inc., a Texas corporation. Particle Drilling, Inc. (formerly known as ProDril Acquisition Corp.) was formed in June 2003 for the purpose of acquiring certain assets, patents and other intellectual property, and certain liabilities related to the Particle Impact Drilling technology, which we refer to as the “PID technology” or the “PID System.” Particle Drilling, Inc. was merged with and into PDTI in June 2004.

The patented PID System utilizes a specially-designed “fit for purpose” drill bit fitted with jetting nozzles and polycrystalline diamond compact cutting structures. We refer to this bit as the “PID bit.” The nozzles in the PID bit serve to accelerate hardened steel particles entrained within ordinary drilling mud to fracture and remove the formation ahead of the bit. The particles flow back up the well bore annulus along with the drilling mud and formation cuttings to the surface where the PID System separates and re-circulates the steel particles. The PID System is operated primarily utilizing hydraulic energy that is available on drilling rigs used today in combination with the PID System equipment. Each particle is driven into the rock formation at a high velocity and delivers a force many times greater than the compressional strength of the rock, even in formations that exist in the subsurface at elevated hardness and stress. Depending on the volume of particles introduced into the drilling mud, the number of particle strikes on the formation is typically in excess of four million per minute, thereby yielding a higher rate of penetration than conventional drill bits in suitable formations.

By comparison, conventional drilling methods rely on mechanical energy created by the weight and torque applied to a bit, and the amount of total rotational mechanical energy available on drilling rigs is limited. The result is that the bit gouges out smaller volumes of rock as the compressional strength of the rock increases with depth and pressure. We believe the volume of rock excavated by the PID System is less affected by rock hardness or depth.

The PID System has demonstrated higher rates of penetration than current conventional drilling methods. The rate of penetration gains generated by the PID System are expected to result in operators paying less variable drilling costs (e.g., rig time, labor, fuel, bits, rentals), which are purchased as part of the ordinary drilling cycle. As a result, we believe the PID System can reduce drilling costs and lower finding costs, thus improving the overall economics to the oil and gas industry in certain geologic intervals.

Our Executive Offices

Our principal executive and administrative office facility is located at 5611 Baird Court, Houston, Texas 77041 and our telephone number is (713) 223-3031. We maintain a website at www.particledrilling.com, however the information on our website is not part of this prospectus, and you should rely only on information contained in this prospectus when making a decision as to whether or not to invest in shares of our common stock.

RISK FACTORS

You should carefully consider the risks described below in addition to all other information provided to you in this prospectus before making an investment decision. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations.

We have limited sources of liquidity and may not be able to obtain sufficient funding to realize positive cash flows.

We require substantial capital to pursue our operating strategy and execute our business plan. As we have no revenue and therefore limited sources of cash, we will continue to rely on external sources for liquidity, and for the foreseeable future, our principal source of working capital will be from capital we have raised through private placements of our securities and other external sources. In management’s opinion, based on available cash and cash equivalents on hand as of September 30, 2007, we will need to reduce overhead and research and development costs as compared to previous years, complete the sale of various non-core assets or will need to raise additional outside capital in order to maintain sufficient liquidity to meet our working capital and capital expenditure requirements for the next 12 months.

Our current monthly operating overhead is approximately $350,000, excluding research and development project costs and non-cash expenses such as depreciation, stock-based compensation and other non-cash expenses, and we expect that such amount will increase as we expand our operations. Should we require additional capital, we may not be able to obtain funds from external sources in sufficient amounts to fund our business plan.

Even if we are able to demonstrate full commercial success with our products, we may require additional capital in the future to produce our products in sufficient commercial quantities in order for us to realize positive cash flows. Any such additional capital may lead to additional dilution of our shareholders. Additionally, it may be difficult for us to raise additional capital in sufficient quantities or at all.

We have a limited operating history and no revenues and are subject to risks inherent in a new business enterprise. As a result, we have not demonstrated to date that we can fully implement our business plan or that the PID technology will be profitable in a commercial application.

The business of PDTI was originally established in June 2003 to: (1) purchase certain of the assets and assume certain of the liabilities of ProDril Services, Inc. (“PSI”) and ProDril Services International, Ltd. (“PSIL”) related to the PID technology; (2) purchase certain patents underlying the PID technology from Curlett Family Limited Partnership, Ltd. (“CFLP”); (3) acquire certain technology licenses related to the PID technology from CCORE Technology and Licensing, Ltd. (“CTL”); (4) continue the funding of research and development expenses with respect to the technology acquired; and (5) take steps towards the commercialization of the PID technology. To date, the business has not generated revenue from its operations. We may not be able to fully commercialize our product or generate profitable revenues. Additionally, we and our business have a limited operating history that investors can analyze to aid them in making an informed judgment as to the merits of an investment in us. Any investment in us should be considered a high risk investment because you will be investing in a company with unforeseen costs, expenses, competition, and other problems to which new ventures are often subject. In addition, the technology we acquired is still in the early stage of development for commercial use and has produced only limited results in a commercial setting. Because we are an early stage company, our prospects must be considered in light of the risks, expenses, and difficulties encountered in establishing a new business in a highly competitive industry.

The PID System is a new technology and it may not be fully accepted in the marketplace to the degree anticipated by management.

The PID technology has only been used or deployed in limited commercial gas wells. To management’s knowledge, no company has yet marketed a salable product using the technology we are developing. Market acceptance of our products will largely depend upon our ability to demonstrate the PID System’s efficiency, cost effectiveness, safety features and ease of use. We may not be able to demonstrate that the PID System can effectively be deployed on a significant number of commercial oil and gas wells in a safe and cost-effective manner.

The use of the PID technology will also depend upon concerted sales efforts by our management team. The PID System may never be fully accepted in the market in preference to other competing technologies that currently exist or that may subsequently be developed. If our products are not fully accepted by the marketplace, we may not realize sufficient revenues or cash flow to execute our operations plan and we may be forced to pursue a different strategy or liquidate our company.

In order to enter the oilfield services market on a full scale basis, we must successfully complete additional research and development, the cost of which may exceed the amounts we have budgeted in our operations plan. Any such cost overruns could exhaust our available capital and force us to raise additional capital, which capital may not be available or may lead to additional dilution of our shareholders.

Our primary products must demonstrate satisfactory performance in a significant number of oil and gas wells. Our operations plan calls for further research and development, including the development of different bit sizes and a successful commercial field test of our new particle injection system. Poor performance of the PID bit or other components of the PID System while conducting commercial trials could reveal additional unidentified issues and further extend the shop and laboratory testing phase, which could further delay the full commercialization of the PID System and increase the funds needed to complete our research and development. Further, in order to fully implement our business plan, we will be required to hire and train a substantial number of new employees. Currently, the oilfield industry is strained and operating at near full capacity from a human resource perspective, which could limit our ability to hire and train adequate qualified personnel. These circumstances would have the effect of slowing our advancement as funds otherwise intended to build new PID Systems and expand our operations may be needed to conduct additional research or procure and train adequate human resources.

Regardless of the success of the initial research and development, we will require additional research and development and capital spending to continuously improve our service capabilities and expand our operations. In addition, regardless of the amount of research and development completed by us, our products may never be fully adopted in a significant number of oil and gas wells.

We are obligated to make certain royalty payments that will limit our profitability.

In connection with our acquisition of the PID technology, we agreed to make certain royalty payments to PSI and PSIL. Under our agreement with PSI, we are obligated to pay PSI a royalty on a quarterly basis equal to 18.0% of EBITDA derived from the use of the PID technology for such quarter until an aggregate of $67,500,000 has been paid to PSI. Under our agreement with PSIL, we are obligated to pay PSIL a royalty on a quarterly basis equal to 2.0% of our EBITDA derived from the use of the PID technology for such quarter until an aggregate of $7,500,000 has been paid. We have also entered into additional royalty agreements that require us to pay a total of 4.0% of our quarterly gross revenue derived from the use of the PID technology to certain entities from which we acquired the PID technology. These royalty obligations will have the effect of limiting our liquidity and our profitability.

We rely on the intellectual property rights we acquired to the PID technology and we may not be able to successfully protect or defend our intellectual property rights. Our competitive position depends to a significant extent on our ability to assert and defend our intellectual property rights in order to restrict other competitors from offering similar services.

Our success depends on certain patents and patent applications that we purchased from CFLP, CTL, PSI and PSIL, along with other proprietary intellectual property rights we have developed or intend to develop. We rely on a combination of nondisclosure and other contractual arrangements and trade secret, patent, copyright, and trademark laws to protect our proprietary rights and the proprietary rights of third parties from whom we license intellectual property. The steps we have taken to protect our rights may not be adequate to deter misappropriation of our proprietary information. We also may not be able to detect unauthorized use of and take appropriate steps to enforce our intellectual property rights. In addition, the laws of some foreign countries may not protect our proprietary rights as fully or in the same manner as do the laws of the United States. Also, despite the steps taken by us to protect our proprietary rights, others may develop technologies that are similar or superior to the PID technology and/or design around the proprietary rights we own.

We are also subject to the risk of litigation alleging infringement of third-party intellectual property rights. Any such claims could require us to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property which is the subject of the asserted infringement. If we are unable to successfully enforce our intellectual property rights, or if claims are successfully brought against us for infringing the intellectual property rights of others, such events could cause us to pay substantial damages, cause us to lose a key competitive advantage, force us to conduct additional research to develop non-infringing technology or cause us to have to pursue a different business strategy.

We may face intense competition in our industry from companies with a more established reputation and greater financial resources than us.

The oilfield services industry is highly competitive, and most of our potential competitors have greater financial resources than we do. Many of our potential competitors have been in the oilfield drilling business for many years and have well-established business contacts with exploration and production companies. Competitors may enter markets served or proposed to be served by us, and we may not be able to compete successfully against such companies or have adequate funds to compete effectively.

If we are able to successfully commercialize the PID technology, we expect that demand for our PID System will depend on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices and other factors.

If we are able to successfully commercialize the PID technology, we expect that demand for our PID System will be substantially dependent on the level of exploration, development and production activity of, and the corresponding capital spending by, oil and natural gas companies. Oil and natural gas companies typically reduce exploration and development activity during periods of low or volatile oil and natural gas prices. The markets for oil and natural gas historically have been volatile and are likely to continue to be so in the future. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of other factors that are beyond our control. Any prolonged reduction in oil and natural gas prices will depress the level of exploration, development and production activity by our customers which will result in a decrease in the demand for our PID System and could have a material adverse effect on our financial condition or results of operations.

Factors affecting the prices of oil and natural gas include:

•                  the level of demand for oil and natural gas;

•                  worldwide political, military and economic conditions, including, but not limited to, the ability of the Organization of Petroleum Exporting Countries to set and maintain production levels and prices for oil;

•                  oil and natural gas production/inventory levels;

•                  the policies of governments regarding the exploration for and production and development of their oil and natural gas reserves;

•                  global weather conditions;

•                  interest rates and cost of capital; and

•                  tax laws.

Because our PID System is used in potentially hazardous applications and operations, our business is subject to risks associated with events that result in personal injuries, loss of life, damage to or destruction of property, equipment or the environment and suspension of operations.

Our PID System is used in potentially hazardous drilling applications. These activities are dangerous and accidents can result in:

•                  personal injury;

•                  loss of life;

•                  damage to or destruction of property, equipment and the environment; and

•                  suspension of operations.

Litigation arising from a catastrophic occurrence at a location where our PID System is used may result, in the future, in our being named as a defendant in lawsuits asserting potentially significant claims.

The frequency and severity of any of these incidents would affect our operating costs, insurability and relationships with customers, employees and regulators. Any increase in the frequency or severity of these incidents, or the general level of compensation awards resulting from these incidents, could affect our ability to obtain projects from oil and natural gas companies or insurance covering these incidents.

Compliance with environmental and other government regulations could adversely affect our business.

Our business is significantly affected by federal, state and local laws and regulations relating to:

•                  the oil and natural gas industry; and

•                  worker safety and environmental protection.

If we are able to successfully commercialize the PID technology, we expect that demand for our PID System will be affected by a variety of factors, including taxes, price controls and the adoption or amendment of laws and regulations. For example, the adoption of laws and regulations curtailing the exploration and development of oil and natural gas in our expected areas of operation for economic, environmental or other policy reasons could adversely affect our operations by limiting demand for our products and services.

The technical requirements of the foreign, federal, state and local laws and regulations affecting our businesses are becoming increasingly complex and stringent. For instance, some environmental laws may provide for “strict liability” for damages to natural resources or threats to public health and safety, rendering a party liable for environmental damage without regard to negligence or fault on the part of the party. Sanctions for noncompliance with these laws and regulations may include:

•                  revocation of permits;

•                  issuance of corrective action orders;

•                  assessment of administrative, civil or criminal penalties; and

•                  issuance of injunctions restricting or prohibiting our operations.

Some environmental laws provide for joint and several strict liability for remediation of spills and releases of hazardous substances. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, as well as damage to natural resources. These laws and regulations also may expose us to liability for the conduct of, or conditions caused by, others, or for our acts that were in compliance with applicable laws at the time the acts were performed.

Our stockholders may experience substantial dilution as a result of the exercise of outstanding options and warrants to purchase our common stock or future issuances of additional shares of our common stock, any of which could have an adverse effect on the market price of our common stock.

In connection with our acquisition of our subsidiary, Particle Drilling Technologies, Inc., a Delaware corporation, we assumed warrants to purchase 74,141 shares of common stock and options issued under PDTI’s 2004 Incentive Stock Plan to purchase 2,760,000 shares of common stock that were still outstanding as of January 31, 2008. In connection with the private placement of our common stock in February 2005, we granted the placement agent warrants to purchase 1,500,000 shares of our common stock, of which 205,000 were still outstanding as of  January 31, 2008. In connection with the private placement of our common stock in October

2006, we granted the investors warrants to purchase 1,500,000 shares of our common stock. Since our acquisition of PDTI, we have issued options to purchase an additional 1,303,375 shares of our common stock under our equity incentive plans. The common stock issuable upon exercise of these options and warrants represented approximately 18% of our outstanding shares of common stock on a fully-diluted basis as of January 31, 2008. The exercise of these options and warrants would result in substantial dilution to our existing stockholders and any sales of these shares of common stock, or the perception that these sales might occur, could lower the market price of our common stock.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with the hiring of personnel, future acquisitions, future public offerings or private placements of our securities for capital raising purposes, or for other business purposes. Future sales of substantial amounts of our common stock, or the perception that sales could occur, could have a material adverse effect on the market price of our common stock.

Our common stock has experienced, and may continue to experience, price volatility. The limited trading volume of our common stock may contribute to this price volatility.

The trading price of our common stock has been, and may continue to be, highly volatile. We believe this volatility is due to, among other things, our lack of revenues, current expectations of our future financial performance and the volatility of the stock market in general.

Moreover, our common stock, which began trading on The NASDAQ Capital Market® on June 28, 2005, does not have substantial trading volume. During the fiscal year ended September 30, 2007, the average daily trading volume of our common stock as reported by The NASDAQ Capital Market® was approximately 121,000 shares, which represents less than 1% of our outstanding shares of common stock. As a result, relatively small trades of our common stock may have a significant impact on the price of our common stock and, therefore, may contribute to the price volatility of our common stock.

Because of the limited trading volume in our common stock and the price volatility of our common stock, you may be unable to sell your shares of common stock when you desire or at the price you desire. Moreover, the inability to sell your shares in a declining market because of such illiquidity or at a price you desire may substantially increase your risk of loss.

We presently do not intend to pay cash dividends on our common stock.

We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, we anticipate that all earnings, if any, will be retained to finance the future expansion of our company.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, which may include construction of additional PID units, additional research and development activities, expansion of our operations and our working capital requirements.

DESCRIPTION OF COMMON STOCK

This section contains a description of our common stock that we may offer by this prospectus. The following discussion is not meant to be complete and is qualified by reference to our certificate of incorporation, bylaws and the rights agreement that we describe in this section. For more information, you should read “Where You Can Find More Information.”

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.  We are not authorized to issue preferred stock under our Articles of Incorporation. As of January 31, 2008, there were 34,648,675 shares of our common stock issued and 31,645,589 outstanding, including 1,121,875 shares of restricted stock.

Description of Common Stock

Voting.  Each share of common stock is entitled to one vote per share for the election of directors and on all other matters submitted to a vote of shareholders.  There are no cumulative voting rights.

Preemptive and Other Subscription Rights.  Common stockholders do not have preemptive rights or other rights to subscribe for additional shares under Nevada law, and the common stock is not subject to conversion or redemption.

Rights to Dividends and on Liquidation, Dissolution or Winding Up. Subject to the rights of holders of any other securities subsequently issued, holders of the common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available.  We have not paid any dividends since our inception and have no intention to pay any dividends in the foreseeable future.  Any future dividends would be subject to the discretion of our Board of Directors and would depend on, among other things, future earnings, the operating and financial condition of our company, our capital requirements, and general business conditions. In the event of liquidation, the holders of common stock will share equally in any balance of corporate assets available for distribution to them.

Nevada Statutory Anti-Takeover Provisions

We may become subject to Nevada’s Control Share Acquisition Act (Nevada Revised Statutes 78.378 —78.3793), which prohibits an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power. We may become subject to Nevada’s Control Share Acquisition Act at such time as we have 200 or more stockholders of record at least 100 of whom are residents of the State of Nevada, and if we conduct business in the State of Nevada directly or through an affiliated corporation. Currently, we do not conduct business in the State of Nevada directly or through an affiliated corporation.

As a Nevada corporation, we also are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411 -78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met.  An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the corporation’s voting stock.

Corporate Governance and Control

Our articles of incorporation provides that our board of directors will consist of a number of directors as may be determined from time to time by the board of directors in accordance with the bylaws. Our board of directors currently consists of 6 directors elected by common stockholders.

Procedural Matters

Our bylaws require stockholders seeking to nominate directors or propose other matters for action at a stockholders’ meeting to give us notice within specified periods in advance of the meeting and to follow certain other specified procedures.

Limitation of Director Liability and Indemnification

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our articles of incorporation and bylaws provide that the company may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NGCL.

Additionally, under the terms of their employment agreements, Jim B. Terry, Thomas E. Hardisty, Christopher Boswell and Gordon Tibbitts are entitled to indemnification in their capacity as officers of our company to the fullest extent permitted by the NGCL.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our securities. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent specified in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•                  the title of the warrants;

•                  the aggregate number of the warrants;

•                  the number and type of securities purchasable upon exercise of the warrants;

•                  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•                  the date, if any, on and after which the warrants and the related securities will be separately transferable;

•                  the price at which each security purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                  the minimum or maximum amount of the warrants which may be exercised at any one time;

•                  any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•                  any other material terms of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

We may issue subscription rights to purchase common stock or warrants to purchase common stock or other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•                  the title of such subscription rights,

•                  the securities for which such subscription rights are exercisable,

•                  the exercise price for such subscription rights,

•                  the number of such subscription rights issued to each stockholder,

•                  the extent to which such subscription rights are transferable,

•                  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

•                  the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension),

•                  the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities,

•                  if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering, and

•                  any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, warrants, other securities or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, warrants or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

Any of the securities being offered hereby and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time:

•                  directly to purchasers;

•                  through agents;

•                  to or through underwriters;

•                  through dealers;

•                  directly to our stockholders; or

•                  through a combination of any such methods of sale.

In addition, we may issue the securities as a dividend or distribution to our stockholders.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. We may also offer securities through agents in connection with a distribution to our stockholders of rights to purchase such securities. The terms of any such sales will be described in the prospectus supplement relating thereto.

Subject to the limitations under Rule 415(a)(4) under the Securities Act, we may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our stockholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Securities Exchange Act of 1934. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the securities in connection with an offering of securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

The anticipated date of delivery of securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Woodburn and Wedge, Reno, Nevada, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of September 30, 2007, and for the year ended September 30, 2007, and for the period from June 9, 2003 (date of inception) to September 30, 2007 incorporated by reference into this prospectus have been audited by UHY LLP, independent registered public accounting firm, as stated in their reports thereon which are incorporated by reference herein, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PARTICLE DRILLING TECHNOLOGIES, INC.

Common Stock,

Stock Purchase Contracts, Stock Purchase Units,

Warrants and Subscription Rights

PROSPECTUS

         , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. Particle Drilling Technologies, Inc. will bear all of these expenses.

Registration Fee	$786
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	25,000
Fees of Rating Agency	—
Blue Sky Fees and Expenses	—
Printing and Engraving Expenses	—
Miscellaneous	—
TOTAL	$75,786

Item 15.  Indemnification of Directors and Officers.

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

The company’s Articles of Incorporation and By-laws provide that the company may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NGCL.

Additionally, under the terms of their employment agreements, Jim B. Terry, Thomas E. Hardisty, Christopher Boswell and Gordon Tibbitts are entitled to indemnification in their capacity as officers of the company to the fullest extent permitted by the NGCL.

Item 16.  Exhibits

Exhibit
No.	Description
**1.1	Form of Underwriting Agreement

2.1

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services Incorporated, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated January 20, 2005.)

2.2

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services International Limited, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.4 to our current report on Form 8-K dated January 20, 2005).

2.3

Agreement and Plan of Reorganization dated July 14, 2004 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 2.1 to our current report filed on Form 8-K dated July 14, 2004.)

2.4

Amendment No. 1 to the Agreement and Plan of Reorganization dated January 10, 2005 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated January 12, 2005.)

2.5

Plan of Merger and Merger Agreement, dated January 19, 2005, between Particle Drilling Technologies, Inc. and MedXLink Corp. (Incorporated herein by reference to Exhibit 2.3 to our current report filed on Form 8-K dated January 31, 2005.)

*5.1	Opinion of Woodburn and Wedge as to the legality of the securities being registered.

*23.1	Consent of UHY, LLP.

*24.1	Power of Attorney

*	Filed herewith

**	To be filed as an Exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of any registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of any undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of any undersigned registrant or used or referred to by the undersigned registrant;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about any undersigned registrant or its securities provided by or on behalf of such registrant; and

(d)           Any other communication that is an offer in the offering made by any undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 6, 2008

PARTICLE DRILLING TECHNOLOGIES, INC

By	/s/ J. CHRIS BOSWELL
J. Chris Boswell
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated and on the 6th day of February, 2008.

Signature	Title

/s/ KENNETH R. LESUER	Chairman of the Board and Director
Kenneth R. LeSuer

/s/ JIM TERRY	President and Chief Executive Officer
Jim Terry	(principal executive officer)

/s/ J. CHRIS BOSWELL	Senior Vice President, and Chief Financial Officer
J. Chris Boswell	(principal financial officer and principal accounting officer)

/s/ JOHN D. SCHILLER	Director
John. D. Schiller

/s/ MICHAEL S. MATHEWS	Director
Michael S. Mathews

/s/ HUGH A. MENOWN	Director
Hugh A. Menown

/s/ BYRON DUNN	Director
Byron Dunn

INDEX TO EXHIBITS

Exhibit
No.	Description
**1.1	Form of Underwriting Agreement

2.1

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services Incorporated, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated January 20, 2005.)

2.2

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services International Limited, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.4 to our current report on Form 8-K dated January 20, 2005).

2.3

Agreement and Plan of Reorganization dated July 14, 2004 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 2.1 to our current report filed on Form 8-K dated July 14, 2004.)

2.4

Amendment No. 1 to the Agreement and Plan of Reorganization dated January 10, 2005 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated January 12, 2005.)

2.5

Plan of Merger and Merger Agreement, dated January 19, 2005, between Particle Drilling Technologies, Inc. and MedXLink Corp. (Incorporated herein by reference to Exhibit 2.3 to our current report filed on Form 8-K dated January 31, 2005.)

*5.1	Opinion of Woodburn and Wedge as to the legality of the securities being registered.

*23.1	Consent of UHY, LLP.

*24.1	Power of Attorney

*	Filed herewith

**	To be filed as an Exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement